Exhibit 10(a)20

FIRST AMENDMENT TO THE SOUTHERN COMPANY

DEFERRED CASH COMPENSATION TRUST AGREEMENT FOR DIRECTORS

OF SOUTHERN COMPANY AND ITS SUBSIDIARIES

WHEREAS, the Grantors adopted the Southern Company Deferred Cash Compensation Trust Agreement for Directors of Southern Company and its Subsidiaries (“Trust”) amended and restated effective September 1, 2001; and

WHEREAS, the Grantors desire to amend the Trust in order to ascertain compliance with Section 409A of the Internal Revenue Code; and

WHEREAS, under Section 4 of the Trust, the Grantors have the authority to amend the Trust.

NOW, THEREFORE, effective as of January 1, 2009, the Grantors hereby amend the Trust as follows:

1.

Section 7 is amended by adding the following Section 7(i) to the end thereof.

Notwithstanding the provisions in this Section 7 or any other provision of the Trust, the dispute resolution provisions shall at all times be administered to be in compliance with Section 409A of the Code and any provision determined by the Trustee to be non-compliant should be disregarded and the Trustee shall take a similar action which the Trustee reasonably believes is compliant with Section 409A of the Code. With respect to the obligation in the Trust to reimburse a Beneficiary for legal fees or any other expenses or assessments (“Expenses”), the following requirements shall apply: All reimbursements of Expenses under the Trust will be for Expenses incurred during Beneficiary’s lifetime. Reimbursement will be made within ten (10) days following the date Beneficiary submits an invoice for Expenses. In no event shall the payments by the Company under the Trust be made later than the end of the calendar year next following the calendar year in which such Expenses were incurred, provided, that the Participant shall have submitted an invoice for such Expenses at least ten (10) days before the end of the calendar year next following the calendar year in which such Expenses were incurred. In no event will the amount of Expenses reimbursed in one year affect the amount of Expenses eligible for reimbursement, or in-kind benefit to be provided, to Beneficiary in any other taxable year and the Beneficiary’s right to have the Trust pay such Expenses may not be liquidated or exchanged for any other benefits.

2.

Except as amended herein by this First Amendment, the Trust shall remain in full force and effect as adopted by the Grantors prior to the adoption of this First Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this amended and restated Trust Agreement as of this 19th day of December, 2008.

ALABAMA POWER COMPANY

By:/s/Wayne Boston
Assistant Secretary

GEORGIA POWER COMPANY

By:/s/Wayne Boston
Assistant Secretary

GULF POWER COMPANY

By:/s/Wayne Boston
Assistant Secretary

MISSISSIPPI POWER COMPANY

By:/s/Wayne Boston
Assistant Secretary

THE SOUTHERN COMPANY

By:/s/Patricia L. Roberts
Assistant Secretary

2